Exhibit (b)(iii)

EXECUTION COPY

UNITED MICROELECTRONICS CORPORATION

NO. 3 LI-HSIN ROAD II, HSINCHU SCIENCE PARK

HSINCHU, TAIWAN

REPUBLIC OF CHINA

As of October 5, 2005

Citibank, N.A. - ADR Department

388 Greenwich Street

New York, New York 10013

Re: Zero Coupon Convertible Bonds Due 2008 (ISIN No. XS0231460709)

Ladies and Gentlemen:

Reference is hereby made to the Deposit Agreement, dated as of September 21, 2000 as amended and supplemented from time to time (the “Deposit Agreement”), by and among United Microelectronics Corporation, a company incorporated under the laws of the Republic of China (the “Company”), Citibank, N.A., as Depositary (Citibank, N.A. in such capacity, the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) evidenced by American Depositary Receipts (the “ADRs”) issued thereunder. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit Agreement.

The Company has offered and sold, in reliance on Regulation S (“Reg S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) Zero Coupon Convertible Bonds due 2008 (ISIN No. XS0231460709 ) in the aggregate principal amount of U.S.$381,400,000 (the “Bonds”), each Bond convertible at the option of the holder (such holder, a “Converting Bondholder”) into the Company’s American Depositary Shares, each ADS representing five (5) Shares, on or after November 4, 2005 up to and including February 5, 2008, upon the terms and conditions set forth in (i) the Indenture, dated as of October 5, 2005 (the “Indenture”), by and between the Company and Citibank, N.A., in its capacity as indenture trustee (Citibank, N.A. in such capacity, the “Trustee”), and (ii) the Paying and Conversion Agency Agreement, dated as of October 5, 2005 (the “Agency Agreement”), by and among the Company, the Trustee, the conversion agents, the paying agents and the transfer agents named therein.

The purpose and intent of this Letter Agreement is to (i) supplement the Deposit Agreement for the sole purpose of accommodating the issuance of ADSs upon the deposit of Shares by the Company in connection with the conversion of the Bonds in accordance with the terms and conditions of the Indenture and the Agency Agreement (such Shares, the “Conversion Shares”) and (ii) supplement the Deposit Agreement by imposing certain certifications related to the issuance and transfer of the ADSs on the Converting Bondholders during the period in which the transfer of the Bonds (and consequently the transfer of ADSs issued upon the conversion of the Bonds) is restricted. The Company and the Depositary agree that this Letter Agreement shall be filed as an exhibit to the next Registration Statement on Form F-6 filed with the Commission in respect of the ADSs and shall be filed by the Company with governmental authorities in the Republic of China if required in accordance with applicable Republic of China laws and regulations.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree, notwithstanding the terms of the Deposit Agreement, as follows:

1. Issuances of ADSs upon Conversion of the Bonds.

(a) General. In connection with the offering and sale of the Bonds, the Company requests that the Depositary, and the Depositary agrees upon the terms and subject to the conditions set forth in this Letter Agreement to, establish procedures to enable the deposit of Conversion Shares with the Custodian by the Company on behalf of Converting Bondholders upon conversion of the Bonds in order to enable the issuance by the Depositary to the Converting Bondholders of ownership interests in Conversion Shares in the form of ADSs, upon the terms set forth in the Deposit Agreement as supplemented by the terms of this Letter Agreement.

(b) Authority to Accept Deposit of Conversion Shares and Issue ADSs. The Company hereby confirms that all prior requisite governmental authorities in the Republic of China, including but not limited to, the Republic of China Financial Supervisory Commission (“ROC FSC”), have approved the issuance of the Bonds, the deposit of Conversion Shares into the Company’s ADR facility and the issuance of ADSs in respect thereof, by or on behalf of Converting Bondholders upon conversion of the Bonds. The Company hereby instructs the Depositary, and the Depositary agrees, upon the terms and subject to the conditions set forth in the Deposit Agreement and this Letter Agreement, to issue to Converting Bondholders, upon conversion of the Bonds, ADSs only upon receipt (i) from the Company (or any of its designated agents) of a deposit of the applicable number of Conversion Shares properly designated as Conversion Shares issued pursuant to a conversion of Bonds, (ii) from the Custodian of a SWIFT message setting forth, inter alia, its receipt of the deposit of the applicable number of Conversion Shares set forth in (i) above by the Company, (iii) from the conversion agent named pursuant to the Indenture (the “Conversion Agent”), of a conversion notice (which, subject to Section 2(b)(ii) hereof, incorporates the deposit certification required of Converting Bondholders by the Company and the Depositary upon the conversion of Bonds into ADSs) completed and signed by or on behalf of the Converting Bondholder (with a copy to the Custodian), a form of which is attached hereto as Exhibit A, simultaneous with the deposit of the applicable number of Conversion Shares by the Company set forth in (i) above, and (iv) payment of the fees (including, without limitation, fees payable under Section 1(c) of this Letter Agreement for the issuance and delivery of ADSs upon conversion of the Bonds), taxes and expenses otherwise payable under the terms of the Deposit Agreement upon the deposit of Conversion Shares and the issuance of ADSs. The Company agrees, in addition to its undertakings in the Deposit Agreement, that neither it, nor any of its Affiliates, will at any time request the conversion of the Bonds beneficially owned by any of them into ADSs.

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(c) Fees of the Depositary. The Company and the Depositary agree that the Depositary shall, as contemplated in the Deposit Agreement, be authorized to charge to the person receiving ADSs issued in connection with conversion of the Bonds a depositary fee of up to U.S.$0.05 per ADS issued upon the deposit of the Conversion Shares.

2. Restrictions on ADSs.

(a) Restrictions on Deposit and Deposit Certification. For a period of forty (40) days from the closing date of the offering of the Bonds (the “Restricted Period”), the Company hereby instructs the Depositary, and the Depositary hereby agrees, that until the expiration of the Restricted Period, not to accept for deposit any Conversion Shares by the Company on behalf of Converting Bondholders upon conversion of the Bonds unless (x) all conditions applicable to the deposit of Conversion Shares into the ADR facility created pursuant to the terms and subject to the conditions of the Deposit Agreement as supplemented by this Letter Agreement have been satisfied and (y) the Depositary shall have received from the Conversion Agent a duly completed and signed Conversion Notice (which, subject to (b)(ii) below, incorporates the deposit certifications required of Converting Bondholders by the Company and the Depositary).

(b) Notice of Expiration of Restricted Period. The Company hereby agrees to provide written notice to the Depositary, substantially in the form of Exhibit B hereto (the “Restricted Period Notice”), immediately upon the expiration of the Restricted Period. Upon receipt of the Restricted Period Notice from the Company, (i) the ADSs shall no longer be subject to the restrictions described in Section 2(a) of this Letter Agreement and (ii) Converting Bondholders shall no longer be required to provide the deposit certifications required upon the conversion of Bonds into ADSs described in Section 2(a) of this Letter Agreement in order to receive such ADSs.

3. Company Assistance. The Company agrees to (i) provide commercially reasonable assistance to the Depositary upon the request of the Depositary in the establishment of such procedures to enable the acceptance of the deposit by the Company on behalf of Converting Bondholders of the Conversion Shares and the issuance of such ADSs to the Converting Bondholders and (ii) take all commercially reasonable steps requested by the Depositary to ensure that the acceptance of the deposit of the Conversion Shares and the issuance of ADSs to the Converting Bondholders, in each case upon the terms and conditions set forth herein, do not prejudice any substantial existing rights of Holders and Beneficial Owners of ADSs and do not violate the provisions of the Securities Act or any other applicable laws. In furtherance of the foregoing, the Company (i) confirms (after consultation with its U.S. counsel) that the deposit of Conversion Shares hereunder upon conversion of the Bonds in accordance with the terms of the Indenture and the Agency Agreement, and the issuance of ADSs upon deposit of such Conversion Shares in accordance with the terms of this Letter Agreement do not violate the Securities Act and (ii) shall cause its Republic of China counsel to deliver an opinion to the Depositary stating, inter alia, that (a) the Company has duly authorized, executed and delivered this Letter Agreement, (b) this Letter Agreement is a legal valid and binding agreement of the Company enforceable against the Company upon its terms, (c) all requisite approvals have been obtained under the laws of the Republic of China to permit

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the deposit of Conversion Shares under the terms of the Deposit Agreement and this Letter Agreement upon conversion of the Bonds, and (d) none of the terms of this Letter Agreement or the transactions contemplated herein violate any laws of the Republic of China or regulation nor any material contract, order, judgment or proceeding which is binding upon the Company.

4. Representations and Warranties. The Company hereby represents and warrants, in lieu of the representations contained in Section 3.3(a) of the Deposit Agreement that (a) the Conversion Shares being deposited by the Company on behalf of Converting Bondholders for the purpose of the issuance of the ADSs will, at the time of deposit, be validly issued, fully paid and non-assessable, and free of any preemptive rights of the holders of outstanding Shares, (b) the Conversion Shares being deposited by the Company on behalf of the Converting Bondholders for the issuance of the ADSs will, at the time of the deposit, rank pari passu in all respects (including as to trading and settlement in the Republic of China) with respect to the other Shares on deposit under the Deposit Agreement that are not Conversion Shares, (c) the Company is, at the time of the deposit, duly authorized to make deposits of any Conversion Shares, on behalf of the Converting Bondholders, (d) the Conversion Shares presented for deposit will be free and clear of any lien, encumbrance, security interest, mortgage or adverse claim, and (e) the Conversion Shares presented for deposit have not been, at the time of the deposit, stripped of any rights or entitlements. Such representations and warranties shall survive the deposit of Conversion Shares and the issuance of ADSs in respect thereof.

5. Indemnity. The Company acknowledges and agrees that the indemnification by the Company in favor of the Depositary, the Custodian and their respective officers, directors, employees, agents and affiliates, and the Depositary acknowledges that the indemnification by the Depositary in favor of the Company and its directors, officers, employees, agents and affiliates, under Section 5.8 of the Deposit Agreement shall apply to the acceptance of Conversion Shares for deposit and the issuance of ADSs in respect thereof, in each case upon the terms set forth herein, as well as to any other acts performed or omitted by the Depositary and the Company, as contemplated by this Letter Agreement.

6. Governing Law. This Letter Agreement shall be interpreted under, and all the rights and obligations hereunder shall be governed by, the laws of the State of New York.

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The Company and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

UNITED MICROELECTRONICS CORPORATION

By:	/s/ Stan Hung
Name:	Stan Hung
Title:	CFO

Agreed to as of the date set forth above:

CITIBANK, N.A., as Depositary

By:	/s/ Susan A. Lucanto
Name:	Susan A. Lucanto
Title:	Vice President

EXHIBITS

A.	Conversion Notice

B.	Restricted Period Notice

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EXHIBIT A

to

Letter Agreement, dated as of October 5, 2005

(the “Letter Agreement”), by and between

UNITED MICROELECTRONICS CORPORATION

and CITIBANK, N.A.

FORM OF CONVERSION NOTICE

Form of Bond Conversion Notice

BOND CONVERSION NOTICE

UNITED MICROELECTRONICS CORPORATION

US$381,400,000

Zero Coupon Convertible Bonds due 2008

PLEASE READ THE NOTES AT THE END OF THIS NOTICE BEFORE COMPLETING THIS NOTICE.

Please fax the completed Bond Conversion Notice to:

Citibank, N.A. - Conversion Agent

5 Carmelite Street

London EC4Y OPA

United Kingdom

Fax No.: +44 207 508 3880

Attention: Conversion Agent

Please enter principal amount and serial or identifying numbers of Bonds to be converted:

Total principal amount of Bonds:

Serial or identifying number of Bonds*:

ISIN number of Bonds:	XS0231460709

*	Not required for Bonds represented by a Global Bond.

TO:	Citibank, N.A. – Trustee, Registrar and Principal Paying Agent
Citibank, N.A. - Conversion Agent
Citibank, N.A. – ADS Depositary
United Microelectronics Corporation (the “Company”)

I/We, being the holder of the Bonds specified above, hereby irrevocably elect to convert such Bonds or portion thereof (which is US$10,000 or an integral multiple of US$10,000 in excess thereof) into American Depositary Shares (“ADS(s)”), each ADS representing five (5) Shares, in each case in accordance with Condition 6 of the terms and conditions of the Bonds.

Please read and complete Items A through G (as applicable) below:

A.	Delivery Instructions for ADSs (CUSIP No. 910873207):

DTC Participant Account No.:*

Account No. for investor at DTC Participant (f/b/o information):

Contact person at DTC Participant:

Daytime Telephone Number of contact person at DTC Participant:

Email of contact person at DTC Participant:

*	The ADSs will be delivered to DTC participant specified above on RVP/DVP basis against payment of Depositary’s issuance fee of up to US$0.05 per ADS issued.

B.	The Bonds converted hereby and any documents required in relation to the declarations below or to verify the same accompany this form.

C.	I/we hereby declare that I/we have been notified by the Company that the Company’s register of shareholders may be closed from time to time. I/We hereby declare that any applicable condition to conversion of the Bonds, if any, has been complied with by me/us, that I/We am/are not acting on behalf of the Company or any of its affiliates and that the ADSs issuable upon conversion are not when received by the converting bondholder “restricted securities” under the U.S. Securities Act of 1933, as amended.

D.	I/We hereby declare that (i) all stamp, issue, registration or similar taxes and duties payable on conversion of the Bonds in the jurisdiction where the Bonds are delivered to the Conversion Agent have been paid and (ii) all fees, costs and expenses related to the Depositary’s issuance and delivery of the ADSs in connection with the conversion of the Bonds have been paid to the Depositary in full.

SPECIAL NOTE: PLEASE BE ADVISED THAT ITEMS E-1 AND E-2 MUST BE COMPLETED ONLY IF YOU OR YOUR CUSTOMER IS REQUESTING CONVERSION INTO ADSs PRIOR TO THE EXPIRATION OF FORTY (40) DAYS FROM THE CLOSING DATE OF THE COMPANY’S OFFERING OF ZERO COUPON CONVERTIBLE BONDS DUE 2008.

E-1.	I/we are providing the information below in connection with the conversion of Bonds and the request for issuance of ADSs.

I/we certify that either:

[tick one]

☐ We are, or at the time the Shares issued upon the conversion of Bonds are deposited and at the time the ADSs are issued in respect thereof, will be, (i) the beneficial owner of the Shares issued upon the conversion of Bonds being deposited and the ADSs issued in respect thereof, (ii) not a “U.S. person” (as defined in Regulation S of the Securities Act) and (iii) located outside the United States (as defined in Regulation S under the Securities Act).

OR

☐ We are a broker-dealer acting on behalf of our customer and our customer has confirmed to us that it is, or at the time the Shares issued upon the conversion of Bonds are deposited and at the time the ADSs are issued in respect thereof will be, (i) the beneficial owner of the Shares issued upon conversion of Bonds being deposited and the ADSs issued in respect thereof, (ii) not a “U.S. person” (as defined in Regulation S of the Securities Act) and (iii) located outside the United States (as defined in Regulation S of the Securities Act).

AND

E-2.	I hereby agree (or if I am a broker-dealer, our customer has confirmed to me that it agrees) that prior to the expiration of forty (40) days after the closing date of the offering of the Company’s Zero Coupon Convertible Bonds Due 2008, I (or it) will offer, sell, pledge or otherwise transfer the ADSs received or the Shares represented thereby only outside the United States and only to a person other than a “U.S. person” (as defined in Regulation S of the Securities Act).

F.	I/we are providing the information below to enable the Company to comply with its reporting obligations under the laws and regulations of the Republic of China and understand that the Company will rely on the information provided herein for such purpose. I/we also agree that the Company may provide or report such information for such purpose.

I/we certify that:

[tick one]

☐	(i) I am not/ None of we are a “Related Person” of the Company (as defined below).

☐	(ii) I, or the person whose name and nationality is , is a “Related Person” of the Company (as defined below).

G.	Converting Bondholder Information and Signature:

Please complete the following information with respect to the converting bondholder

Name:

Date:

Signature:

Nationality:

Address:

Contact Person:

Daytime Telephone No.:

Fax No.:

Under current ROC law, regulations and policy, PRC persons are not permitted to hold or convert the Bonds or to register as shareholders of the Company unless they obtain approval from a competent governmental authority. Currently, due to the absence of relevant rules and guidelines, PRC persons are not permitted to invest in ROC companies. Under current ROC law, a “PRC person” means an individual holding a passport issued by the PRC, a resident of any area of China under the effective control or jurisdiction of the PRC (but not including a special administrative region of the PRC such as Hong Kong or Macau, if so excluded by applicable laws of the ROC), any agency or instrumentality of the PRC and any corporation, partnership or other entity organized under the laws of any such area or controlled or beneficially owned by any such person, resident, agency or instrumentality.

For Conversion Agent’s use only:

1.	(A)	Bonds conversion identification reference: United Microelectronics Zero Coupon Bonds Due 2008 (ISIN: XS0231460709) – CITIUS ___________________________________

	(B)	Deposit Date: ___________________________________

	(C)	Conversion Date: ___________________________________

2.	(A)	Aggregate principal amount of Bonds deposited for conversion: ___________________________________

	(B)	Conversion Price on Conversion Date: ___________________________________

	(C)	Number of Shares to be deposited by the Company with the Custodian for the Depositary upon conversion of Bonds (evenly divisible by five):

(A)	=
(B)

	(D)	Number of ADSs deliverable: ___________________________________ (no fractions to be delivered)

3.	(If applicable) amount of cash payment due to converting Holder due to a consolidation or re-classification of Shares: ___________________________________.

N.B.	The Conversion Agent must complete items 1, 2 and 3.

Upon receipt, a copy of this Bond Conversion Notice shall be forwarded to:

Citibank, N.A.
Depositary Receipts Department
15th Floor
111 Wall Street
New York, New York 10043
Attention: Roseanne Devonshire
Facsimile No.: (212) 825-2029

EXHIBIT B

to

Letter Agreement, dated as of October 5, 2005

(the “Letter Agreement”), by and between

UNITED MICROELECTRONICS CORPORATION

and CITIBANK, N.A.

RESTRICTED PERIOD NOTICE

[Letterhead of UMC]

Via Facsimile	, 2005

Citibank, N.A.

GDR Department

388 Greenwich Street

New York, New York 10013

Facsimile Number: (212) 816-6865

Attention: Depositary Receipt Administration

Re: United Microelectronics Corporation

Ladies and Gentlemen:

Reference is hereby made to the Deposit Agreement, dated as of September 21, 2000, by and among United Microelectronics Corporation, a company incorporated under the laws of the Republic of China (the “Company”), Citibank, N.A., as depositary (the “Depositary”), and the Holders and Beneficial Owners from time to time of American Depositary Shares (the “ADSs”) evidenced by American Depositary Receipts (the “ADRs”) issued thereunder, as supplemented by a Letter Agreement, dated as of October 5, 2005, by and between the Company and the Depositary (the “Letter Agreement”), and as otherwise amended and supplemented from time to time (as so supplemented, the “Deposit Agreement”). All capitalized terms used buy not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement or the Letter Agreement, as the case may be.

Pursuant to Section 2(b) of the Letter Agreement, we hereby confirm that (i) the Restricted Period (as defined in the Letter Agreement) with regard to the Bonds expired on                         , 2005, and (ii) upon receipt of this notice, (x) the ADSs shall no longer be subject to the restrictions described in Section 2(a) of the Letter Agreement and (y) Converting Bondholders shall no longer be required to provide the deposit certifications incorporated in the Conversion Notice and required by the Company and the Depositary upon the conversion of Bonds into ADSs.

[SIGNATURE PAGE TO FOLLOW]

B-1

Very truly yours,

UNITED MICROELECTRONICS CORPORATION

By:
Name:
Title:

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